                          PURCHASE AND SALE AGREEMENT

THIS AGREEMENT, made and entered into this 1st day of December, 1995, by and among BIO-VASCULAR, INC., a Minnesota corporation (hereinafter referred to as the "Buyer"), BIOPLASTY, INC., a Minnesota corporation formerly known as Genetic Laboratories, Inc. (hereinafter referred to as "Bioplasty"), and UROPLASTY, INC., a Minnesota corporation (hereinafter referred to as "Uroplasty") (Bioplasty and Uroplasty are sometimes collectively referred to herein as the "Sellers").

                                 BACKGROUND

FIRST. Pursuant to that certain Assignment dated June 23, 1995 (the "Patent Assignment"), Bioplasty assigned to Uroplasty all right, title and interest in and to United States Patent No. 4,456,589 (hereinafter more fully described and defined as the "589 Patent") covering a process for treating animal tissue used in connection with various medical products, including, but not limited to, the Buyer's PERI-GUARD product and the Sellers' CHONDROPLAST product. The Patent Assignment has not yet been filed with the United States Patent and Trademark Office. The records of the United States Patent and Trademark Office reflect that Genetic Laboratories, Inc. is the owner of the 589 Patent.

SECOND. Bioplasty, Vascular Services Diversified, Inc., a Minnesota corporation ("VSD"), and the Buyer previously entered into that certain Agreement dated as of July 31, 1985, regarding the rights of the various parties with respect to certain tangible and intangible assets, including, certain bio-synthetic surgical implant products marketed under the trade names PERI-GUARD, BIOFLOW, FLO-RESTER, CRYOGUARD/CARDIO-COOL, and BIOCOR (collectively the "Subject Products"), which Agreement was amended by that certain Amendment effective as of September 25, 1985, and also amended by that certain Amendment No. 2 effective as of July 31, 1985 (such Agreement as amended is referred to hereafter as the "Acquisition Agreement").

THIRD. Bioplasty and the Buyer entered into that certain License Agreement dated as of September 25, 1985, which restated and clarified the grant of an exclusive license to the Buyer to use, manufacture, apply, sell, market and commercialize the Subject Products in consideration for payment by the Buyer to Bioplasty of a 3% royalty for sales of the Subject Products by the Buyer during the 10-year term of the License Agreement, which Agreement was amended by that certain Amendment to License Agreement between Bioplasty and the Buyer dated as of June 13, 1986 (such Agreement as amended is referred to hereafter as the "License Agreement").

FOURTH. Bioplasty and the Buyer entered into that certain Purchase Agreement dated as of February 17, 1986 (the "Purchase Agreement") (the Acquisition Agreement, the License Agreement and the Purchase Agreement are referred to herein, collectively, as the "Prior Agreements").

FIFTH. Bioplasty, VSD and the Buyer entered into that certain Debt and Royalty Restatement Agreement dated as of June 16, 1986, which Agreement was amended by that certain Agreement dated as of September 1, 1986, by and between Bioplasty and the Buyer (such Debt and Royalty Restated Agreement as amended is referred to hereafter as the "Royalty Agreement"), which Agreement superseded the Prior Agreements to the extent it conflicts with the Prior Agreements.

SIXTH. Subject to the terms and conditions set forth herein, the Sellers desire to sell, and the Buyer desires to purchase, all right, title and interest in and to the 589 Patent.

NOW, THEREFORE, in consideration of the foregoing premises and further in consideration of the mutual covenants, conditions, and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I

                        PURCHASE OF UNITED STATES PATENT

1. PURCHASE AND SALE OF UNITED STATES PATENT. Subject to the further terms of this Agreement, the Sellers agree to sell to the Buyer, and the Buyer agrees to purchase from the Sellers, all right, title and interest in and to United States Patent No. 4,456,589, dated June 26, 1984, together with any corresponding patents or patent applications filed in other countries, any reissue applications, continuation applications and continuation-in-part applications filed thereon in the United States or any foreign country and any patents issuing thereon (collectively, such rights are hereinafter referred to as the "589 Patent").


2.  CLOSING; TITLE.  The purchase and sale referred to in Section 1 of this
Article I shall take place concurrently with the execution of this Agreement by all parties hereto, which is the date first written above (such date is hereinafter referred to as the "Closing" or the "Closing Date"). Title to the 589 Patent shall pass to the Buyer on the Closing Date. At Closing, the Sellers shall execute and deliver to the Buyer an Assignment of U.S. Patent in the form attached hereto as EXHIBIT A (the "Assignment of Patent"). Additionally, at Closing, the Sellers shall deliver to the Buyer (i) certified copies of the Amendment to the Articles of Incorporation of Bioplasty evidencing the change of name from Genetic Laboratories, Inc. to Bioplasty, Inc. (which document must be filed with the United States Patent and Trademark Office for purposes of clarifying the chain of title to the 589 Patent); (ii) an original of the executed Patent Assignment from Bioplasty to Uroplasty; and (iii) all other documents, notices and correspondence relating to the 589 Patent.

                                   ARTICLE II

                            PURCHASE PRICE AND PAYMENT

1. PURCHASE PRICE. In consideration for the sale of the 589 Patent by the Sellers to the Buyer pursuant to the terms of this Agreement, the Buyer shall pay to Uroplasty the amount of Five Hundred Thousand and no/100 Dollars ($500,000.00) (the "Purchase Price") by cashier's check at Closing.

2. LIABILITIES OF THE SELLERS NOT ASSUMED. The Sellers and the Buyer each acknowledge and agree that none of the Sellers' liabilities of any kind whatsoever are being assumed, directly or indirectly, by the Buyer. The Sellers warrant and represent, jointly and severally, that the Buyer shall not, as a result of the transactions contemplated by this Agreement,

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acquire or be responsible for any liabilities of or claims against the
Sellers; and the Sellers hereby agree, jointly and severally, to defend, hold harmless, and indemnify the Buyer with respect to all such liabilities and/or claims, including, without limitation, liabilities to creditors due to failure to comply with any and all applicable fraudulent conveyance, bulk transfer, or similar laws.


3. LIABILITIES OF THE BUYER NOT ASSUMED. The Buyer and the Sellers each acknowledge and agree that none of the Buyer's liabilities of any kind are being assumed, directly or indirectly, by the Sellers. The Buyer warrants and represents that the Sellers shall not, as a result of the transactions contemplated by this Agreement, acquire or become responsible for any liabilities of or claims against the Buyer; and the Buyer hereby agrees to defend, hold harmless and indemnify the Sellers with respect to all such liabilities and/or claims, including, without limitation, liabilities to creditors due to failure to comply with any and all applicable fraudulent conveyance, bulk transfer or similar laws.

                                   ARTICLE III

                                  MUTUAL RELEASE

The Sellers, on the one hand, and the Buyer, on the other hand, hereby release and forever discharge the other, and their respective subsidiaries, affiliates, insurers and their current and former officers, directors, employees, agents and assigns, from any and all existing claims, demands, obligations, interests, suits, actions or causes of action, at law or in equity, whether arising by contract, statute, common law or otherwise, both direct and indirect, of whatsoever kind or nature, existing as of Closing.

                                   ARTICLE IV

                                LICENSE AGREEMENT

Concurrently with the execution of this Agreement by all parties hereto, the Buyer and Uroplasty shall enter into a License Agreement in the form attached hereto as EXHIBIT B (the "License Agreement").

                                   ARTICLE V

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

1. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE SELLERS. The Sellers hereby, jointly and severally, represent, warrant, and covenant to the Buyer as follows:

      (a) ORGANIZATION. Both Bioplasty and Uroplasty have been duly organized and are validly existing and in good standing under the laws of the State of Minnesota.

      (b) EXECUTION AND AUTHORITY; ABSENCE OF CONFLICTS. This Agreement and all other documents executed or to be executed by or on behalf of the Sellers under or in connection with this Agreement have been or will be duly executed and delivered, and constitute or

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      will constitute valid and binding obligations of the Sellers, enforceable (subject to usual equity principles) in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, or other laws affecting creditors' rights generally). The sale by the Sellers of the 589 Patent hereunder and the performance of the transactions contemplated hereby will not conflict with or result in the breach of any of the terms or provisions of any note, mortgage, loan agreement, or other agreement or instrument to which either of the Sellers is a party or by which either of the Sellers may be bound or any statute or order, rule, or regulation applicable to either of the Sellers. No consent, approval, authorization, registration, or qualification of or with any court, regulatory agency, governmental body, or third person is required for the sale of the 589 Patent and the performance of the transactions contemplated by this Agreement.

      (c) LITIGATION. As of the Closing Date, the Sellers have no actual knowledge of (and do not undertake any obligation to determine the existence of) any litigation or proceeding, pending or threatened, contemplated against or relating to either of the Sellers or the 589 Patent by or before any court, arbitrator, or federal, state or other governmental commission, board, or other agency, that would have a material adverse affect on the 589 Patent.

      (d) 589 PATENT. As of the Closing Date, Uroplasty has good and marketable title to the 589 Patent (except to the extent that neither the Patent Assignment nor the name change of Bioplasty have been filed with the United States Patent and Trademark Office) and shall transfer title to the 589 Patent to the Buyer free and clear of all mortgages, pledges, liens, conditional sales agreements, or other encumbrances of any kind or nature whatsoever. The Sellers, collectively, have the sole right to sell the 589 Patent and have not, jointly or severally, heretofore sold or granted any rights in the 589 Patent to any third party.

      (e) INFRINGEMENT. As of the Closing Date, the Sellers have no actual knowledge of (and do not undertake any obligation to determine the existence of) any facts or circumstances from which it could be reasonably concluded that the 589 Patent materially infringes on any patent, copyright, trademark, trade secret or other proprietary right of any third party, nor any facts or circumstances from which it could reasonably conclude that a third party is infringing the 589 Patent.

      (f) FOREIGN PATENTS. With respect to the 589 Patent, as of the Closing Date, the Sellers have no actual knowledge of (and do not undertake any obligation to determine the existence of) any facts or circumstances from which it could reasonably conclude that there are any corresponding equivalent foreign patents, related foreign patents, or any continuation or reissue foreign patents, or other variations to or of the subject invention (collectively, "Foreign Patents"). The Sellers shall, to the extent reasonably requested by the Buyer and at Buyer's sole expense, assist the Buyer in the procurement of any Foreign Patents.

      (g) RELIANCE. The foregoing representations, warranties, and covenants are made by the Sellers with the knowledge and expectation that the Buyer is relying thereon.

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2.  REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE BUYER.  The Buyer
represents, warrants, and covenants to the Sellers as follows:

      (a) ORGANIZATION. The Buyer has been duly organized and is validly existing and in good standing under the laws of the State of Minnesota.

      (b) EXECUTION AND AUTHORITY. This Agreement and all other documents executed or to be executed by or on behalf of the Buyer under or in connection with this Agreement have been or will be duly executed and delivered and constitute or will constitute valid and binding obligations of the Buyer, enforceable (subject to usual equity principles) in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, or other laws affecting creditors' rights generally). The purchase by the Buyer of the 589 Patent hereunder and the performance of the transactions contemplated hereby will not conflict with or result in the breach of any of the terms or provisions of any note, mortgage, loan agreement or other agreement or instrument to which the Buyer is a party or to which the Buyer may be bound or any statute or order, rule or regulation applicable to the Buyer. No consent, approval, authorization, registration or qualification of or with any court, regulatory agency, governmental body or third person is required for the purchase of the 589 Patent by Buyer and the performance of the transactions contemplated by this Agreement.

      (c) LITIGATION. As of the Closing Date, the Buyer has no actual knowledge of (and does not undertake any obligation to determine the existence of) any litigation or proceeding pending, threatened or contemplated relating to the Buyer or the 589 Patent by or before any court, arbitrator or federal, state or other governmental commission, board or agency, that would have a material adverse effect on the 589 Patent.

      (d) INFRINGEMENT. As of the Closing Date, the Buyer has no actual knowledge of (and does not undertake any obligation to determine the existence of) any facts or circumstances from which it could be reasonably concluded that the 589 Patent materially infringes on any patent, copyright, trademark, trade secret or other proprietary right of any third party, nor any facts or circumstances from which it could reasonably conclude that a third party is infringing the 589 Patent.

      (e) FOREIGN PATENTS. With respect to the 589 Patent, as of the Closing Date, the Buyer has no actual knowledge of (and does not undertake any obligation to determine the existence of) any facts or circumstances from which it could reasonably conclude that there are any corresponding equivalent foreign patents, related foreign patents or any continuation or reissue foreign patents or any other variations to or of the subject invention.

      (f) VALIDITY OF THE 589 PATENT. The Buyer waives any claim it may have against either of the Sellers relating to the validity of the 589 Patent under United States Patent Law.

      (g) RELIANCE. The foregoing representations, warranties, and covenants are made by the Buyer with the knowledge and expectation that the Sellers are relying thereon.

3. SURVIVAL OF REPRESENTATIONS. The representations, warranties and covenants of all parties to this Agreement contained in or made pursuant to this Agreement shall survive the consummation of the purchase and sale contemplated hereby, and shall continue in full force and effect until expiration of the 589 Patent and any continuations thereof.

4. INDEMNIFICATION. In addition to the indemnification set forth in Article II, Section 3, the Sellers, jointly and severally, agree to indemnify and hold harmless the Buyer from and against any and all (i) liabilities, obligations, damages, or deficiencies, for which the Buyer has not received reimbursement from any other source, resulting from any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of either of the Sellers under this Agreement; and (ii) actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including, without limitation, attorneys' fees and court costs) incident to any of the foregoing, for which the Buyer has not received reimbursement from any other source. The Sellers shall reimburse the Buyer, on demand, for any payment made by the Buyer at any time in respect of any liability, obligation, or claim to which the foregoing indemnity by the Sellers relates.

                                  ARTICLE VI

                            MISCELLANEOUS PROVISIONS

1. LEGAL RELATIONSHIP. The Sellers and the Buyer hereby acknowledge and agree that nothing contained in this Agreement shall be deemed to create an employment, agency, franchise, or other relationship between either of the Sellers and the Buyer for any purpose whatsoever and that no relationship is intended or created hereby other than the relationship of independent contractors. No party to this Agreement shall have the right or authority to assume or create any obligation or responsibility, express or implied, on behalf of, on account of or in the name of any other party to this Agreement, or to legally bind such party in any manner whatsoever.

2. BENEFIT. Except as otherwise provided herein, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

3. SURVIVING RIGHTS. Notwithstanding the termination of this Agreement, the parties hereto shall be required to carry out any provision hereof that contemplates performance subsequent to such termination, and such termination shall not affect any liability or other obligation that shall have accrued prior to such termination, including, but not limited to, any liability for loss or damage on account of a prior default.

4. FURTHER ASSURANCES. The parties hereto agree to cooperate with the other parties to effectuate this Agreement and to execute any and all additional documents or take any additional action as may be reasonable, necessary or appropriate to carry out the transactions contemplated hereby.

5. WAIVER, MODIFICATION OR AMENDMENT. Unless otherwise expressly provided in this Agreement and any documents expressly referred to herein, no waiver, modification, or amendment of any term, condition, or provision of this Agreement shall be valid, binding, or of any effect unless made in writing, signed by the parties hereto or their duly authorized representatives and specifying with particularity the nature and extent of such waiver, modification, or amendment. Any waiver by any party of any provision hereof shall not affect or impair any other provision hereof. The failure of any party to enforce at any time any of the provisions of this Agreement shall not be construed to be a waiver of the right of such party to subsequently enforce any such provisions.

6. NOTICES. All notices, requests, or other communications from one party to the other shall be in writing and shall be considered to be delivered or served if sent by first class certified or registered mail, return receipt requested, postage prepaid to the party at its address as set forth below, or to such other address as such party may hereafter designate by written notice to the other party:

                   If to the Buyer, to:

                   Bio-Vascular, Inc.
                   2575 University Avenue
                   St. Paul, Minnesota 55114
                   Attn: John T. Karcanes

                   If to the Sellers, to:

                   Uroplasty, Inc.
                   2718 Summer Street, N.E.
                   Minneapolis, Minnesota 55413
                   Attn: Donald A. Major

7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but together which shall constitute one and the same instrument.

8. HEADINGS. Section headings used herein are for convenience purposes only and shall in no way be construed to be a part of this Agreement or as a limitation of the scope of the particular sections to which such headings refer.

9. INTERPRETATION AND SEVERANCE. The provisions of this Agreement shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof, except those related to the payment of monies, is determined to be unenforceable or invalid, such provision or such part hereof as may be unenforceable or invalid shall be deemed severed from this Agreement, and the remaining provisions shall be carried out with the same force and effect as if the provision or part thereof had not been a part of this Agreement.

10. ARBITRATION. Any dispute, controversy or claim arising out of or in connection with this Agreement shall be settled by binding arbitration in accordance with the then-existing Commercial Rules of the American Arbitration Association, which arbitration shall take place in the Minneapolis/St. Paul, Minnesota metropolitan area. Each party shall select an arbitrator within thirty (30) days of the receipt of any demand for arbitration and each shall be responsible for

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compensation of its own arbitrator.  The two arbitrators shall confer and select by mutual agreement (and at the parties' joint expense) a neutral third arbitrator within sixty (60) days of the filing of the demand for arbitration. If the parties fail to appoint their own arbitrator or if the party-appointed arbitrators are unable to agree upon the neutral arbitrator, the vacancies in the arbitration panel will be appointed in accordance with the rules of the American Arbitration Association. The party-appointed arbitrators (but not the neutral arbitrator) shall have the right to consult with the party appointing them in advance of the arbitration hearing. It is the intention of the parties that the arbitration be speedily conducted with the hearing to take place and awards to be made if possible within ninety
(90) days of the filing of the demand for arbitration. Judgement upon the award of all or a majority of the arbitrators shall be binding upon the parties hereto and may be entered in any court having jurisdiction. Specific performance and injunctive relief may be ordered by the award. Costs and attorneys' fees shall be paid in accordance with the arbitration award.

11. GOVERNING LAW; ENFORCEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

                                   ARTICLE VII

                                 ENTIRE AGREEMENT

This Agreement, including any exhibits attached hereto or documents expressly referred to herein, contains the entire agreement among the Sellers and the Buyer and supersedes and cancels any and all other agreements, whether oral or in writing, among the Sellers and the Buyer with respect to the matters referred to herein, including, without limitation, the Royalty Agreement, the Prior Agreements and any other agreements or dealings related to or arising out of the 589 Patent.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.

BUYER:                                      SELLERS:

BIO-VASCULAR, INC.                          BIOPLASTY, INC.


By: /s/ John T. Karcanes                    By: /s/ Donald A. Major
   -------------------------------------       --------------------------------
   John T. Karcanes, President and Chief       Donald A. Major, Chief Financial
   Executive Officer                           Officer


                                            UROPLASTY, INC.


                                            By: /s/ Donald A. Major
                                               --------------------------------
                                               Donald A. Major, Chief Financial
                                               Officer